As filed with the Securities and Exchange Commission on March 24, 2006
Registration Number 333-_________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Endeavour International Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	88-0448389
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
1000 Main Street, Suite 3300
Houston, Texas 77002
(713) 307-8700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
H. Don Teague
Executive Vice President, General Counsel and Secretary
1000 Main Street, Suite 3300
Houston, Texas 77002
(713) 307-8700
Fax (713) 307-8794
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Christopher A. Ferazzi
Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002-3663
(713) 226-6600
Fax (713) 226-6226
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement to General Instructions I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price Per Share (1)	Aggregate Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	1,500,000	$2.97	$4,455,000	$476

(1)	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices for our common stock on March 20, 2006, as reported on the American Stock Exchange.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 24, 2006
PROSPECTUS
Endeavour International Corporation
1,500,000 Shares
of
Common Stock
     This prospectus covers the offer and sale by the selling stockholders listed under the heading “Selling Stockholders” of up to 1,500,000 shares of our common stock which are currently issued and outstanding.
     The selling stockholders may offer and sell the shares of our common stock in their discretion from time to time at prevailing market prices, at negotiated prices or at fixed prices. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering. We will bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of their shares of our common stock.
     Our common stock is traded on the American Stock Exchange under the symbol “END.” On March 23, 2006, the closing sale price of our common stock was $2.94.
     Investing in our common stock involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is __________ __, 2006

TABLE OF CONTENTS

SUMMARY	1
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	9
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	10
SELLING STOCKHOLDERS	11
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	14
EXPERTS	14

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

i

SUMMARY
     The following summary should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference to fully understand the offering as well as the tax and other considerations that are important to you in making a decision about whether to invest in our common stock. As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our” or “Endeavour” refers to Endeavour International Corporation and its subsidiaries.
Our Company
     We are an international oil and gas exploration and production company primarily focused on the acquisition, exploration and development of oil and gas reserves in the North Sea.
     We were incorporated as a Nevada corporation on January 13, 2000. Our common stock is quoted on the American Stock Exchange and began trading in June 2004 under the symbol “END.”
     Our headquarters and principal executive offices are located at 1000 Main Street, Suite 3300, Houston, Texas 77002. Our telephone number is (713) 307-8700. The address of our website is http://www.endeavourcorp.com. The information on, or linked to or from, our website is not part of this prospectus.
The Offering

Common Stock offered by the Selling Stockholders	Up to 1,500,000 shares

American Stock Exchange Symbol	END

Use of Proceeds	We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Relationships and Transactions with Selling Stockholders	See the footnotes to the Selling Stockholders table on page 11 of this prospectus for a discussion of our relationship with certain of the selling stockholders.

Risk Factors	See “Risk Factors” beginning on page 2 of this prospectus and the other information included in this prospectus and our SEC filings for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks factors described below and in any prospectus supplement, together with the other information included and incorporated by reference in this prospectus, before you decide to invest in our common stock. The risks described below are the material risks of which we currently are aware; however, they may not be the only risks that we face. Additional risks or uncertainties not currently known to us or that we currently view as immaterial also may impair our business. If any of these risks develop into actual events, it could materially and adversely affect our business, financial condition, results of operations and cash flows, and you may lose all or part of your investment.
RISKS RELATED TO OUR BUSINESS
We have had operating losses to date and do not expect to be profitable in the foreseeable future.
     We have been operating at a loss each year since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the years ended December 31, 2005, 2004 and 2003 was $31.5 million, $23.8 million and $41.2 million, respectively. We expect to incur substantial expenditures in connection with our oil and gas exploration activities.
If we are unable to generate additional financing, we will not be able to adequately fund our existing development and exploration projects, acquire additional oil and gas interests, or maintain our rights in such projects.
     We may not have an adequate amount of financial resources to adequately fund our development and exploration projects on a long-term basis. In the past, we have relied on the sale of our debt and equity securities to fund the acquisition, exploration and development of our petroleum properties. We will need to raise additional capital to continue funding these projects and to have the ability to fund additional projects. We cannot assure you that additional funding will be available to us for exploration and development of our projects or to fulfill our obligations under any agreements. We also cannot assure you that we will be able to generate sufficient operating cash flow or obtain adequate financing in the future or that the terms of any such financing will be favorable. Failure to generate such additional operating cash flow or obtain such additional financing could result in delay, postponement or cancellation of further exploration and development of our projects or the loss of our interest in our prospects.
Acquiring interests in properties for oil and natural gas exploration is speculative in nature and may not ever result in operating revenues or profits.
     We cannot assure you that we will discover oil and gas in commercial quantities in our current properties or properties we may acquire in the future. Our success depends upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves ultimately are discovered. We expect to derive the cash flow necessary to fund our operations from the oil and gas produced from our producing properties and/or the sale of our properties, but there is no assurance we will be able to do so.
If we are unable to identify additional oil and gas prospects in which we can acquire an interest at an affordable price, we may not be able to sustain our growth rate, and our ability to spread risk will be impaired.
     One element of our business strategy is to continue to grow and spread risk through selected acquisitions of ownership interests in oil and gas prospects; provided, however:
•	we may not be able to identify additional desirable oil and gas prospects and acquire leasehold or other ownership interests in such prospects at a desirable price;

•	any of our completed, currently planned, or future acquisitions of ownership interests in oil and gas prospects may not include prospects that contain proven oil or gas reserves;

•	we may not have the ability to develop prospects that contain proven oil or gas reserves to the point of commercial production;

•	we may not have the financial ability to consummate additional acquisitions of ownership interests in oil and gas prospects or to develop the prospects that we acquire to the point of production; and

•	we may not be able to consummate additional acquisitions on terms favorable to us or at all.
We may not be able to replace production with new reserves.
     Our future natural gas and oil production is highly dependent upon our level of success in finding or acquiring additional reserves. In general, the volume of production from oil and gas properties declines as reserves are depleted. The decline rates depend on reservoir characteristics. Our reserves will decline unless we acquire properties with proved reserves or conduct successful development and exploration drilling activities.
     Our recent growth is due in large part to acquisitions of producing properties. The successful acquisition of producing properties requires an assessment of a number of factors, some of which are beyond our control. These factors include:
•	our estimates of recoverable reserves;

•	future oil and gas prices;

•	operating costs, and

•	potential environmental and other liabilities
     These assessments are inexact and their accuracy is inherently uncertain. In connection with such assessments, we perform a review of the subject properties consistent with industry practices. However, our review may not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We cannot assure you that we will be able to acquire properties at acceptable prices because the competition for producing oil and gas properties is intense and many of our competitors have financial and other resources that are substantially greater than those available to us.
Market fluctuations in the prices of oil and gas could adversely affect the price at which we can sell oil or gas discovered on our properties.
     In recent decades, there have been periods of both worldwide over-production and underproduction of hydrocarbons and periods of both increased and relaxed energy conservation efforts. These conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and for natural gas on a domestic basis. These periods historically have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of oil and gas has placed pressures on prices and has resulted in dramatic price fluctuations, even during relatively short periods of seasonal market demand. We cannot predict with any degree of certainty future oil and gas prices. Changes in oil and gas prices significantly affect our revenues, operating results, profitability and the value of our oil and gas reserves. Lower prices may reduce the amount of oil and gas that we can produce economically. In an attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production.
Lower oil and gas prices may cause us to record ceiling test write-downs.
     We use the full cost method of accounting for our oil and gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and gas properties. Under full cost accounting rules, the net capitalized costs of oil and gas properties (net of related deferred taxes), including estimated capitalized abandonment costs, may not exceed a “ceiling limit,” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10% and excluding cash flows related to estimated abandonment costs, plus the lower of cost or fair value of unproved properties. If net capitalized costs of oil and gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce net income. The risk that we will be required to write down the carrying value of oil and gas properties increases when oil and natural gas prices are low. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves. We cannot assure you that we will not experience ceiling test write-downs in the future.
Our ability to produce sufficient quantities of oil and gas from our properties may be adversely affected by a number of factors outside of our control. If we are unable to produce oil and gas from our properties in commercial quantities, our operations will be severely affected.
     Our business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that the wells, although productive, do not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids, or other conditions may substantially delay or prevent completion of any well. This could result in a total loss of our investment in a particular property. Adverse weather conditions also can hinder drilling operations. A productive well may become uneconomic if water or other substances are encountered, which impair or prevent the production of oil and gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. We cannot assure you that oil and gas will be produced from the properties in which we have interests, nor can we assure the marketability of oil and gas that may be acquired or discovered. Numerous factors are beyond our control, including the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, allowable production and environmental regulations. We cannot predict how these factors may affect our business.
We operate in foreign countries and are subject to political, economic and other uncertainties.
     We currently have operations in the United Kingdom, Norway and the Netherlands. We may expand international operations to other countries or regions. International operations are subject to political, economic and other uncertainties, including:
•	the risk of war, acts of terrorism, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, and import, export and transportation regulations and tariffs;

•	taxation policies, including royalty and tax increases and retroactive tax claims;

•	exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over our international operations;

•	laws and policies of the U.S. affecting foreign trade, taxation and investment; and

•	the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.
     Foreign countries occasionally have asserted rights to land, including oil and gas properties, through border disputes. If a country claims superior rights to oil and gas leases or concessions granted to us by another country, our interests could be lost or decreased in value. Various regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might have a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign–owned assets. This would adversely affect our interests.

If the operator of a prospect in which we participate does not maintain or fails to obtain adequate insurance, our interest in such prospect could be materially and adversely affected.
     Oil and gas operations are subject to particular hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.
     We do not currently operate all of our oil and gas properties. In the projects in which we own a non-operating interest, the operator may maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event that is not fully covered by insurance could result in the loss of our total investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.
The cost of decommissioning is uncertain.
     We expect to incur obligations to abandon and decommission certain structures in the North Sea. To date the industry has little experience of removing oil and gas structures from the North Sea. Fewer than 10% of the 400 structures have been removed and these were small steel structures and sub sea installations in the shallower waters of the Southern North Sea. Certain groups have been established to study issues relating to decommissioning and abandonment and how the costs will be borne. Because experience is limited, we cannot predict the costs of any future decommissions for which we might become obligated.
Our cost of compliance with environmental regulations could result in large expenses.
     Our operations are subject to a variety of national, state, local, and international laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Significant fines and penalties may be imposed for the failure to comply with environmental laws and regulations. Some environmental laws provide for joint and several strict liability for remediation of releases of hazardous substances, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances such as oil and gas related products.
     Some environmental protection laws and regulations may expose us to liability arising out of the conduct of operations or conditions caused by others, or for acts that were in compliance with all applicable laws at the time the acts were performed. Changes in the environmental laws and regulations, or claims for damages to persons, property or the environment, could expose us to substantial costs and liabilities.
Governmental regulations to which we are subject could expose us to significant fines and/or penalties and our cost of compliance with such regulations could be substantial.
     Oil and gas exploration, development and production are subject to various types of regulation by local, state and federal agencies. Regulations and laws affecting the oil and gas industry are comprehensive and under constant review for amendment and expansion. These regulations and laws carry substantial penalties for failure to comply. The regulatory burden on the oil and gas industry increases our cost of doing business and, consequently, adversely affects our profitability.
We are dependent on our executive officers and need to attract and retain additional qualified personnel.
     Our future success depends in large part on the service of William L. Transier and John N. Seitz, both of whom have substantial experience in the oil and gas industry. The loss of either of these executives could have a material adverse effect on our business. Although we have employment agreements with each of Mr. Transier and Mr. Seitz, there can be no assurance that such agreements will be enforceable in all circumstances or that we will have the ability to retain their services due to resignation or otherwise. Further, we do not maintain key-person life insurance on either Mr. Transier or Mr. Seitz.

          Our future success also depends upon our ability to attract, assimilate and retain highly qualified technical and other management personnel. There can be no assurance that we will be able to attract, assimilate and retain key personnel, and our failure to do so would have a material adverse effect on our business.
You may experience dilution of your ownership interests due to the future issuance of additional shares of our common stock.
          We may in the future issue our previously authorized and unissued securities which will result in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue 150,000,000 shares of common stock and 5,308,074 shares of preferred stock with such designations, preferences and rights as determined by our board of directors. At March 22, 2006, we had issued 78,883,956 shares of common stock, and outstanding options and warrants to purchase an additional 6,665,095 shares of our common stock. We also have additional shares available for grant under our 2004 Incentive Plan. Additional incentive plans or amendments to existing incentive plans for employees may be adopted in the future. Issuance of these shares of common stock may substantially dilute the ownership interests of our existing stockholders. The potential issuance of such additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of our stock in connection with the hiring of personnel, future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes. This would further dilute the interests of our existing stockholders.
We do not intend to pay dividends in the foreseeable future.
          We have never declared or paid a dividend on our common stock. We intend to retain earnings, if any, for use in the operation and expansion of our business and therefore do not anticipate declaring or paying any dividends in the foreseeable future.
The trading price of our common stock may be volatile.
          The trading price of our common stock has from time to time fluctuated significantly and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors, including the risk factors set forth herein, as well as our operating results, financial condition, announcements or drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. Smaller capitalization companies like us often experience substantial fluctuations in the trading price of their securities. We may experience wide fluctuations in the market price of our common stock.
There is a limited market for our common stock.
          Our common stock is traded on the American Stock Exchange. Historically, there has not been an active trading market for a significant volume of our common stock. We are not certain that an active trading market our common stock will develop, or if such a market develops, that it will be sustained.
If we are unable to fulfill commitments under any of our licenses, we will lose our interest in such license, which would result in the loss of our entire investment in such license.
          Our ability to retain licenses in which we obtain an interest will depend on our ability to fulfill the commitments made with respect to each license. We cannot assure you that we or the other participants in the projects will have the financial ability to fund these potential commitments.
Our operations are dependent on other companies and other service providers over which we have no control.
          We employ exploration and development personnel and also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to assist in the exploration and analysis of our prospects to determine a method in which the prospects may be developed in a cost-effective manner. In addition, we rely upon the owners and operators of oil rigs and drilling equipment to drill and develop our prospects to production. We have developed relationships with a number of third party service providers, but we cannot assure you that we will be able to continue to rely on these providers. If any of these relationships are terminated or are unavailable on terms that are favorable to us, then we may not be able to execute our business plan.
We have no control over the availability or cost of equipment and services which are essential to our operations.
          The availability and cost of services and equipment which are necessary for us to carry out our exploration and development activities are matters which are beyond our control. The costs of these items (particularly drilling rigs and related services) have risen substantially in the past two years and could escalate even more in the future. These changes could it make it more difficult to execute our business plan.
Our debt level could negatively impact our financial condition and business prospects.
          As of December 31, 2005, we had $81.25 million in outstanding indebtedness. Our level of indebtedness could have important consequences on our operations, including:
•	making it more difficult for us to satisfy our obligations under our indentures or other debt and increasing the risk that we may default on our debt obligations;

•	requiring us to dedicate a substantial portion of our cash flow from operating activities to required payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general business activities;

•	decreasing our ability to successfully withstand a downturn in our business or the economy generally; and

•	placing us at a competitive disadvantage against other less leveraged competitors.
          If we fail to comply with the covenants and other restrictions in the agreements governing our debt, it could lead to an event of default and the acceleration of our repayment of outstanding debt. Our ability to comply with these covenants and other restrictions may be affected by events beyond our control, including prevailing economic and financial conditions.
          We may not have sufficient funds to make such repayments. If we are unable to repay our debt out of cash on hand, we could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure you that we will be able to generate sufficient cash flow from operating activities to pay the interest on our debt or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock, a refinancing of our debt or a sale of assets include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure you that any such offering, refinancing or sale of assets can be successfully completed.
          We have outstanding $81.25 million of our 6.00% convertible senior notes due 2012. Upon specified change of control events, each holder of those notes may require us to purchase all or a portion of the holder’s notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, up to but excluding the date of purchase, plus in certain circumstances, a make-whole premium. We cannot assure you we would have sufficient financial resources to purchase the notes for cash or satisfy our other debt obligations if we are required to purchase the notes upon the occurrence of a change of control. In addition, events involving a change of control may result in an event of default under other debt we may incur in the future.

Because we are a holding company, our ability to pay our debts depends upon the ability of our subsidiaries to pay us dividends and to advance us funds. In addition, our ability to participate in any distribution of our subsidiaries’ assets is generally subject to the prior claims of the subsidiaries’ creditors.
          Because we conduct our business primarily through our subsidiaries, our ability to pay our debts depends upon the earnings and cash flow of our subsidiaries and their ability to pay us dividends and advance us funds. Contractual and legal restrictions applicable to our subsidiaries could also limit our ability to obtain cash from them. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors.
Provisions in our articles of incorporation, by-laws and the Nevada Revised Statutes that may discourage a change of control.
          Certain provisions of our amended and restated articles of incorporation and amended and restated bylaws and the Nevada Revised Statutes could delay or make more difficult a change of control transaction or other business combination that may be beneficial to you. These provisions include, but are not limited to, the ability of our board of directors to issue a series of preferred stock, classification of our board of directors into three classes and limiting the ability of our stockholders to call a special meeting.
          We are subject to the “Combinations With Interested Stockholders Statute” and the “Control Share Acquisition Statute” of the Nevada Revised Statutes. The Combinations Statute provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s board of directors of the company before the person first became an interested stockholder.
          The Control Share Statute provides that persons who acquire a “controlling interest,” as defined, in a company may only be given full voting rights in their shares if such rights are conferred by the stockholders of the company at an annual or special meeting. However, any stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest may not be able to vote their shares.

WHERE YOU CAN FIND MORE INFORMATION
          This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.
          We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.
          Our home page is located at http://www.endeavourcorp.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we close this offering:
•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our current reports on Form 8-K filed on January 3, 2006, January 18, 2006, January 30, 2006 and March 9, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A filed on June 10, 2004, as amended by our amended registration statement on Form 8-A/A-1 filed on August 11, 2004, and including any other amendments or reports filed for the purpose of updating such description.
          You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:
Endeavour International Corporation
1000 Main Street, Suite 3300
Houston, Texas 77002
(713) 307-8700
Attention: General Counsel
          You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.
FORWARD-LOOKING STATEMENTS
          Certain statements contained in this prospectus and any prospectus supplement, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided in this prospectus or any prospectus supplement are forward-looking statements within the meaning of Section 27A(i) of the Securities Act and Section 21E(i) of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed elsewhere in this prospectus or any prospectus supplement and particularly above under “Risk Factors.”
          These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.
          Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus and any prospectus supplement are not guarantees of future performance, and we cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” sections and elsewhere in this prospectus and any prospectus supplement. All forward-looking statements speak only as of the date of this prospectus or the related prospectus supplement. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as set forth in a prospectus supplement or as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
USE OF PROCEEDS
          We will not receive any proceeds from the sale of our common stock by any selling stockholder in this offering.

SELLING STOCKHOLDERS
          The following table sets forth certain information regarding the selling stockholders’ ownership of our common stock as of March 20, 2006, and as adjusted to reflect the assumed sale by the selling stockholders of all of our common stock owned by the selling stockholders in this offering.

	Number of			Number
	Shares of			of Shares of
	Common Stock			Common Stock
	Beneficially	Percentage of	Number of Shares	Beneficially	Percentage of
	Owned Prior To	Total Voting	of Common Stock	Owned After	Total Voting
Name	The Offering	Power	Being Offered	The Offering (1)	Power (1)
George L. Ball	—	—	10,000	—	—
Brian Franklin Egolf	—	—	337,000	—	—
The GHK Company, LLC (2)	—	—	675,000	—	—
Ben T. Morris	—	—	25,000	—	—
Sanders Opportunity Fund (Institutional) L.P. (3)	—	—	94,993	—	—
Sanders Opportunity Fund LP (4)	—	—	30,007	—	—
Don A. Sanders (5)	—	—	125,000	—	—
Katherine U. Sanders	—	—	33,000	—	—
Paul Tate and Lara M. Tate	—	—	15,000	—	—
Donald V. Weir TTEE/Sanders 1998 Children’s Trust dated December 1, 1997 (6)	—	—	100,000
Don Weir and Julie Ellen Weir	—	—	25,000	—	—
Eric Glen Weir	—	—	15,000	—	—
Lisa Dawn Weir	—	—	15,000	—	—
TOTAL:			1,500,000

(1)	Assumes the sale of all shares that may be sold by that selling stockholder under this prospectus.

(2)	Robert S. May, General Manager of The GHK Company, LLC exercises voting and investment authority over the shares held by this selling stockholder.

(3)	Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund (Institutional), L.P., exercises voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is a director of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund (Institutional), L.P.

(4)	Don A. Sanders, the Chief Investment Officer of Sanders Opportunity Fund, L.P., exercises voting and investment authority over the shares held by this selling stockholder. Mr. Sanders is a director of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. These securities were purchased and are held in the ordinary course of business for the account of Sanders Opportunity Fund, L.P.

(5)	Don A. Sanders is a director of Sanders Morris Harris Inc., which is a registered broker/dealer and is a member of the NASD. In a private placement that closed on February 26, 2004, the Company issued 25 million shares of common stock at $2.00 per share. Sanders Morris Harris, as placement agent for this offering, received placement agent commissions of $2,500,000, financial advisory fees of $1,250,000 and was reimbursed for offering expenses of approximately $250,000. In addition, warrants to purchase 700,000 shares of common stock at $2.00 per share were issued to Sanders Morris Harris, as the placement agent.

(6)	Mr. Weir, as trustee of the Sanders 1998 Children’s Trust, exercises voting and investment authority over the shares held by the trust. These securities were purchased and are held in the ordinary course of business for the Sanders 1998 Children’s Trust.

          The above table has been prepared based upon information furnished to us by the selling stockholders. The selling stockholders identified above may have sold, transferred or otherwise disposed of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the dates on which they provided us information. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend the registration statement of which this prospectus is a part or supplement this prospectus accordingly.
PLAN OF DISTRIBUTION
          The selling stockholders, including some of their transferees who may later hold their interest in the shares of our common stock covered by this prospectus and who are otherwise entitled to resell their shares using this prospectus, may sell the shares of common stock covered by this prospectus from time to time in any legal manner selected by the selling stockholders, including directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. The selling stockholders may act independently of us in making decisions with respect to the pricing, timing, manner and size of each sale of common stock covered by this prospectus.
          The selling stockholders have advised us that the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected at various times in one or more transactions, which may include:
•	ordinary brokers’ transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades or otherwise on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded;

•	transactions otherwise than on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded;

•	transactions in which brokers, dealers or underwriters purchase the shares for resale;

•	transactions “at the market” to or through market makers of our common stock or into an existing market for our common stock;

•	transactions not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales through agents;

•	privately negotiated transactions;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	short sales;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
          In addition, the selling stockholders may also enter into hedging and/or other monetization transactions. For example, the selling stockholders may:

•	enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of our common stock under this prospectus, in which case the other party may use shares of our common stock received from the selling stockholders to close out any short positions;

•	itself sell short our common stock under this prospectus and use shares of our common stock held by it to close out any short positions;

•	engage in short sales against the box (i.e. when the seller owns securities that are the same as, or substantially identical to, securities borrowed and sold short), puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades;

•	enter into options, forward contracts or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, our common stock to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer our common stock under this prospectus; or

•	loan or pledge our common stock to a broker-dealer or client of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.
          To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of common stock by the selling stockholders. To the extent required, the shares to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement filed with the SEC under Rule 424(b) under the Securities Act or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The selling stockholders may sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, there can be no assurance that the selling stockholders will not transfer the shares of common stock by other means not described in this prospectus.
          The selling stockholders also may transfer the shares of common stock as a gift, pledge or other non-sale related transfer, in which case the donees, pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
          There can be no assurance that the selling stockholders will sell all or any of the shares of common stock pursuant to this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to an exemption from the registration requirements of the Securities Act may be sold pursuant to that exemption, including sales under Rule 144 (subject to the terms of the registration rights agreement), rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
          The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules and regulations thereunder relating to stock manipulation, including without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market making activities with respect to the common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
LEGAL MATTERS
          Certain legal matters in connection with our common stock offered hereby have been passed upon for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
          The consolidated financial statements of operations, stockholders equity and cash flows of Endeavour International Corporation for the year ended December 31, 2003, have been audited by L J Soldinger Associates LLC, independent registered public accountants, as stated in their report. We have incorporated these financial statements in this registration statement in reliance upon L J Soldinger Associates LLC’s report, given their authority as experts in accounting and auditing.
          The consolidated financial statements of Endeavour International Corporation as of December 31, 2005 and 2004, and for each of the years in the two-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Endeavour International
Corporation
1,500,000 Shares
of
Common Stock
PROSPECTUS
__________ __, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
          The following tables sets forth the expenses in connection with the offering described in this registration statement, all of which shall be paid by us. All of such amounts (except the SEC Registration Fee) are estimated.

SEC Registration Fee	$476
Printing Costs	$15,000
Legal Fees and Expenses	$7,500
Accounting Fees and Expenses	$20,000
Miscellaneous	$10,000
Total	$52,976
ITEM 15. Indemnification of Directors and Officers.
          Our Articles of Incorporation provide that no officer or director of Endeavour will be personally liable to Endeavour or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our Articles of Incorporation and Bylaws provide that Endeavour will indemnify its officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, Endeavour may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.
          NRS Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.
          NRS Section 78.7502 permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.
          NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

ITEM 16.	Exhibits.

Exhibit
Number		Description
4.1	—	Specimen of Common Stock Certificate (Incorporated by reference from Exhibit 3.7 of our Quarterly Report on Form 10-Q, Commission File No. 001-32212, for the quarter ended June 30, 2004).

*5.1	—	Opinion of Porter & Hedges, L.L.P.

*23.1	—	Consent of L J Soldinger Associates LLC.

*23.2	—	Consent of KPMG LLP.

*23.3	—	Consent of Gaffney, Cline & Associates Ltd.

*23.4	—	Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

*24.1	—	Powers of Attorney (included on signature pages).

*	Filed herewith.

ITEM 17.	Undertakings.
          The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effect amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(i), (1)(ii) and (i)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter) that is part of the registration statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          The undersigned registrant hereby undertakes that:
               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 22, 2006.

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Robert L. Thompson

Robert L. Thompson
Vice President, Chief Accounting Officer
POWER OF ATTORNEY
     Know all men by these presents, that each person whose signature appears below, constitutes and appoints William L. Transier, John N. Seitz, Lance Gilliland and Robert L. Thompson and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Endeavour International Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-3 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments and additional registration statements filed pursuant to Rule 462 of the Securities Act), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John N. Seitz	Co-Chief Executive Officer	March 22, 2006
John N. Seitz	and Director (Principal Executive Officer)

/s/ William L. Transier	Co-Chief Executive Officer	March 22, 2006
William L. Transier	and Director (Principal Executive Officer)

/s/ Lance Gilliland	Executive Vice President, Chief Financial Officer	March 22, 2006
Lance Gilliland	(Principal Financial Officer)

/s/ Robert L. Thompson	Vice President, Chief Accounting Officer	March 22, 2006
Robert L. Thompson	(Principal Accounting Officer)

/s/ John B. Connally III	Director	March 22, 2006
John B. Connally III

/s/ Barry J. Galt	Director	March 22, 2006
Barry J. Galt

/s/ Nancy K. Quinn	Director	March 22, 2006
Nancy K. Quinn

INDEX TO EXHIBITS

Exhibit
Number		Description
4.1	—	Specimen of Common Stock Certificate (Incorporated by reference from Exhibit 3.7 of our Quarterly Report on Form 10-Q, Commission File No. 001-32212, for the quarter ended June 30, 2004).

*5.1	—	Opinion of Porter & Hedges, L.L.P.

*23.1	—	Consent of L J Soldinger Associates LLC.

*23.2	—	Consent of KPMG LLP.

*23.3	—	Consent of Gaffney, Cline & Associates Ltd.

*23.4	—	Consent of Porter & Hedges, L.L.P. (contained in Exhibit 5.1).

*24.1	—	Powers of Attorney (included on signature pages).

*	Filed herewith.